UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 9, 2015, Cortex Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) that furnished, as Exhibit 99.1, a collection of slides that the Company intended to use in connection with its attendance at the National Angel-VC Summit & Growth Capital Forum being hosted at the Yale Club New York on July 9, 2015. Among other things, those slides referred to a clinical study of the compound dronabinol, which is being conducted by the University of Illinois (the “Study”). The Company attended the forum as scheduled, but noted that the estimated completion for the Study was incorrectly noted on slide 33 as 3Q2015, instead of the correct period, 2Q2016.

Accordingly, attached as Exhibit 99.1 to this Current Report on Form 8-K/A are revised slides (the “Revised Slides”) that include the corrected date on slide 33. The full slide deck, with the updated slide 33, will also be available on the Company’s web-site.

The remainder of the information provided with the Original Report remains unchanged.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2015	CORTEX PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Revised Slides amending certain slides furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed July 9, 2015*

* Furnished herewith